SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 21, 2011

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio		44144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2011, American Greetings Corporation (“American Greetings”) amended its Amended and Restated Receivables Purchase Agreement, dated as of October 24, 2006, among AGC Funding Corporation, a Delaware corporation and wholly-owned, consolidated subsidiary of American Greetings, American Greetings, as Servicer, PNC Bank, National Association, as purchaser agent for Market Street Funding LLC, Administrator and as issuer of Letters of Credit, and Market Street Funding LLC, as a Conduit Purchaser and as a Related Committed Purchaser, to decrease the amount of available financing under the agreement from $80 million to $70 million. In connection with the amendment, the liquidity commitments obtained from third party liquidity providers were also extended by an additional 364-day period. PNC Bank, National Association, is also a lender and the Global Agent under American Greetings’ revolving credit facility.

The foregoing description of the amendment to the Amended and Restated Receivables Purchase Agreement is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On September 27, 2011, American Greetings issued a press release reporting its results for the quarter ended August 26, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K (including exhibit 99.1 attached hereto) is being furnished under Item 2.02, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

d) Exhibits.

Exhibit	Description

Exhibit 10.1	Sixth Amendment to Amended and Restated Receivables Purchase Agreement dated October 24, 2006, among AGC Funding Corporation, American Greetings, PNC Bank, National Association, and Market Street Funding LLC

Exhibit 99.1	Press Release - reporting results for the quarter ended August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Joseph B. Cipollone

Joseph B. Cipollone, Vice President and Chief Accounting Officer

Date: September 27, 2011